                                                                    Exhibit 4.14





                              CERTIFICATE OF TRUST
                          OF HARTFORD LIFE CAPITAL III

            The undersigned, the trustees of Hartford Life Capital III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3801, et. seq., hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "Hartford Life Capital III."

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attn:  Corporate Trust Administration

            (c) This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have executed this Certificate of Trust.



                                    WILMINGTON TRUST COMPANY,
                                   as Trustee


                                    By:   /s/ Donald G. Mackelcan
                                          --------------------------------------
                                          Name: Donald G. Mackelcan
                                          Title: Assistant Vice President


                                          /s/ Lynda Godkin
                                          --------------------------------------
                                          Name:Lynda Godkin, as Trustee